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                                                                     Exhibit 3.2

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Industry Canada                         Industrie Canada

CERTIFICATE                             CERTIFICAT
OF AMENDMENT                            DE MODIFICATION

CANADA BUSINESS                         LOI CANADIENNE SUR
CORPORATIONS ACT                        LES SOCIETES PAR ACTIONS

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
          COREL CORPORATION                             434590-8
   Name of corporation-Denomination     Corporation number-Numero de la societe
            de la societe

I hereby certify that the articles of   Je certifie que les statuts de la
the above-named corporation were        societe susmentionnee ont ete modifies:
amended:

a)   under section 13 of the Canada     [ ]  a)   en vertu de l'article 13 de la
     Business Corporations Act in                 Loi canadienne sur les
     accordance with the attached                 societes par actions,
     notice;                                      conformement a l'avis
                                                  ci-joint;

b)   under section 27 of the Canada     [ ]  b)   en vertu de l'article 27 de la
     Business Corporations Act as set             Loi canadienne sur les
     out in the attached articles of              societes par actions, tel
     amendment designating a series               qu'il est indique dans les
     of shares;                                   clauses modificatrices
                                                  ci-jointes designant une serie
                                                  d'actions;

c)   under section 179 of the Canada    [X]  c)   en vertu de l'article 179 de
     Business Corporations Act as set             la Loi canadienne sur les
     out in the attached articles of              societes par actions, tel
     amendment;                                   qu'il est indique dans les
                                                  clauses modificatrices
                                                  ci-jointes;

d)   under section 191 of the Canada    [ ]  d)   en vertu de l'article 191 de
     Business Corporations Act as set             la Loi canadienne sur les
     out in the attached articles of              societes par actions, tel
     reorganization;                              qu'il est indique dans les
                                                  clauses de reorganisation
                                                  ci-jointes;
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/s/ Richard G. Shaw                         MARCH 31, 2006 / LE 31 MARS 2006
-------------------------------------   Date of Amendment - Date de modification
Richard G. Shaw
Director - Directeur

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
INDUSTRY CANADA    INDUSTRIE CANADA                 FORM 4               FORMULAIRE 4
                                            ARTICLES OF AMENDMENT   CLAUSES MODIFICATRICES
CANADA BUSINESS    LOI CANADIENNE SUR LES    (SECTIONS 27 OR 177)    (ARTICLES 27 OU 177)
CORPORATIONS ACT   SOCIETES PAR ACTIONS
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1 -- Name of the Corporation - Denomination sociale de is societe

COREL CORPORATION

2 -- Corporation No. - No de la societes

434590-8

3 -- The articles of the above-named corporation are amended as follows:

Las statuts de la sociate mentinnee cl-dessus sont modifies de la facon sulvante:

The articles of the Corporation are amended to:

1. Change each 11.710548 issued and outstanding Common Shares into 1 Common Share (the "Reverse Share Split"), and any fractional Common Share resulting from the Reverse Share Split shall be rounded up to the nearest whole Common Share.

2. Delete the following from section 4 of the certificate and articles of continuance of the Corporation dated January 27, 2006;

"No shares of the Corporation may be transferred without either:

(a) the approval of the directors of the Corporation expressed by a resolution passed at a meeting of the board of directors or by an instrument or instruments in writing signed by a majority of the directors; or

(b) the approval of the holders of at least a majority of the shares of the Corporation entitling the holders thereof to vote in all circumstances (other than holders of shares who are entitled to vote separately as a class) for the time being outstanding expressed by a resolution passed at a meeting of the holders of such shares or by an instrument or instruments in writing signed by the holders of a majority of such shares.".

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
Signature                Printed Name - Nom en lettres moultes   4 - Capacity of - En qualite de   5 - Tel. No. -No de tel


/s/ Darren Sukonick      Darren Sukonick                         Authorized officer                416-865-8195
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FOR DEPARTMENTAL USE ONLY

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